Exhibit 21.01

                  SUBSIDIARIES OF CLEARVIEW CINEMA GROUP, INC.

         COMPANY                                            INCORPORATION
         -------                                            -------------

Clearview Theater Group, Inc.                                New Jersey
CCC Madison Triple Cinema Corp.                              New Jersey
CCC Chester Twin Cinema Corporation                          New Jersey
CCC Manasquan Cinema Corporation                             New Jersey
CCC Summit Cinema Corp.                                      New Jersey
CCC Grand Avenue Cinema Corp.                                 Delaware
CCC Herricks Cinema Corp.                                     Delaware
CCC Port Washington Corp.                                     Delaware
CCC Allwood Cinema Corp.                                      Delaware
CCC Emerson Cinema Corp.                                      Delaware
CCC New City Cinema Corp.                                     Delaware
CCC Washington Cinema Corp.                                   Delaware
CCC Bedford Cinema Corp.                                      Delaware
CCC Kisco Cinema Corp.                                        Delaware
CCC B.C. Realty Corp.                                         Delaware
CCC Bergenfield Cinema Corp.                                  Delaware
CCC Closter Cinema Corp.                                      Delaware
CCC Tenafly Cinema Corp.                                      Delaware